As filed with the Securities and Exchange Commission on August 6, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EXELIXIS, INC. (Exact name of registrant as specified in its charter)

Delaware	04-3257395
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1851 Harbor Bay Parkway
Alameda, CA 94502
(Address of Principal Executive Offices, including Zip Code)

EXELIXIS, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN (Full Title of the Plan)
Michael M. Morrissey
President and Chief Executive Officer
Exelixis, Inc.
1851 Harbor Bay Parkway
Alameda, CA 94502
(650) 837-7000
(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Jeffrey J. Hessekiel	Raquel Fox
Executive Vice President, General Counsel and Secretary	Skadden, Arps, Slate, Meagher & Flom LLP
Exelixis, Inc.	1440 New York Ave NW
1851 Harbor Bay Parkway	Washington, DC 20005
Alameda, CA 94502
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed by Exelixis, Inc. (the “Company”) for the purpose of registering an additional 6,000,000 shares of common stock, par value of $0.001 per share (the “Common Stock”) to be issued pursuant to the Exelixis, Inc. 2000 Employee Stock Purchase Plan (as amended and restated, the “ESPP”). This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which registration statements on Form S-8 relating to the ESPP set forth herein are effective.
Pursuant to General Instruction E to Form S-8, the contents of the prior Registration Statements on Form S-8 relating to the ESPP (File Nos. 333-35862, 333-57026, 333-82722, 333-102770, 333-113472, 333-124536, 333-133237, 333-147063, 333-159280 and 333-212866 previously filed with the Securities and Exchange Commission (the “Commission”) on April 28, 2000, March 14, 2001, February 14, 2002, January 28, 2003, March 10, 2004, May 2, 2005, April 12, 2006, October 31, 2007, May 15, 2009 and August 3, 2016, respectively, and Post-Effective Amendment No. 1 to certain of such Registration Statements on Form S-8 filed with the Commission on September 2, 2011 (collectively, the “Prior Registration Statements”)) are incorporated herein by reference in this Registration Statement, except as further supplemented by the information set forth below.
PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS*
*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). The documents containing the information specified in Part I have been or will be delivered to the participants in the ESPP as required by Rule 428(b) and are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
The following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:1
•The Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2023 (the “Form 10-K”), filed on February 6, 2024;
•The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2024, filed on April 30, 2024;
•The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2024, filed on August 6, 2024;
•The Company’s Current Reports on Form 8-K filed on January 8, 2024 (but not including any Item 2.02 and Exhibit 99.1 of such filing, which were furnished under applicable Commission rules rather than filed), March 29, 2024, May 10, 2024, May 20, 2024, June 3, 2024 and August 6, 2024 (but not including any Item 2.02 and Exhibit 99.1 of such filing, which were furnished under applicable Commission rules rather than filed); and
•The description of the Company’s common stock that is contained in the Company’s Registration Statement on Form 8-A (File No. 000-30235), filed with the Commission on April 6, 2000, pursuant to Section 12 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the Form 10-K.
All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Company discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number	Exhibit Description	Incorporation by Reference				Filed Herewith
		Form	File Number	Exhibit/ Appendix Reference	Filing Date
4.1	Restated Certificate of Incorporation of Exelixis, Inc.	10-Q	000-30235	3.1	8/5/2021
4.2	Certificate of Change of Registered Agent and/or Registered Office of Exelixis, Inc.	10-Q	000-30235	3.2	4/30/2024
4.3	Amended and Restated Bylaws of Exelixis, Inc.	8-K	000-30235	3.1	12/20/2023
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP					X
23.1	Consent of independent registered public accounting firm					X
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (contained on signature page hereto)					X
99.1	Exelixis, Inc. 2000 Employee Stock Purchase Plan, as Amended and Restated	10-Q	000-30235	10.1	8/6/2024
107	Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on August 6, 2024.

EXELIXIS, INC.

By:	/s/ Michael M. Morrissey
Michael M. Morrissey, Ph. D.
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MICHAEL M. MORRISSEY, CHRISTOPHER J. SENNER and JEFFREY J. HESSEKIEL, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael M. Morrissey	Director, President and	August 6, 2024
Michael M. Morrissey, Ph.D.	Chief Executive Officer (Principal Executive Officer)

/s/ Christopher J. Senner	Executive Vice President and	August 6, 2024
Christopher J. Senner	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Stelios Papadopoulos	Chairman of the Board	August 6, 2024
Stelios Papadopoulos, Ph.D.

/s/ Mary C. Beckerle	Director	August 6, 2024
Mary C. Beckerle, Ph.D.

/s/ S. Gail Eckhardt	Director	August 6, 2024
S. Gail Eckhardt, M.D.

/s/ Maria C. Freire	Director	August 6, 2024
Maria C. Freire, Ph.D.

Signature	Title	Date

/s/ Tomas J. Heyman	Director	August 6, 2024
Tomas J. Heyman

/s/ David E. Johnson	Director	August 6, 2024
David E. Johnson

/s/ Robert L. Oliver, Jr.	Director	August 6, 2024
Robert L. Oliver, Jr.

/s/ George Poste	Director	August 6, 2024
George Poste, DVM, Ph.D., FRS

/s/ Julie Anne Smith	Director	August 6, 2024
Julie Anne Smith

/s/ Jack L. Wyszomierski	Director	August 6, 2024
Jack L. Wyszomierski

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